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[Sutherland Asbill & Brennan LLP Letterhead]

                                                                  EXHIBIT(10)(a)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 2 to Form N-4 (File No. 333-69220) for ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:      /s/ Stephen E. Roth
                                            ------------------------------------
                                                      Stephen E. Roth

Washington, D.C.
June 25, 2002